EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Second Quarter 2023 Results

MATTOON, Ill., July 27, 2023 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended June 30, 2023.

Highlights

  Net income of $16.6 million, or $0.80 diluted EPS
  Adjusted net income (non-GAAP) of $17.2 million, or $0.83 diluted EPS
  Loan growth of 1.1% and deposit growth of 3.8% for the quarter
  Board of Directors declares regular quarterly dividend of $0.23 per share
  Completed the acquisition of PGIB Insurance (“PGIB”) on June 16th adding approximately $2.5 million in annual revenues to noninterest income
  Received regulatory approvals for the acquisition of Blackhawk Bancorp, Inc. (“Blackhawk”) with closing targeted for mid-August

“Our second quarter results reflect the strength of our diversification and the success of our strategic initiatives,” said Joe Dively, Chairman and Chief Executive Officer. “We delivered on our relationship-driven model with growth in both loans and deposits, while maintaining strong asset quality metrics.”

“On the M&A front, we were pleased to receive regulatory approval to proceed with closing the Blackhawk acquisition, which we have targeted for mid-August. The work that has been done to this point and the reception by Blackhawk customers and employees has us increasingly excited about what the combined company can achieve. In addition, we completed the acquisition of PGIB Insurance on June 16th, which strengthens our expertise in the insurance business and positions us to advance these services through our northern and western Illinois footprint,” Dively concluded.

Net Interest Income

Net interest income for the second quarter of 2023 decreased by $0.8 million, or 1.9% compared to the first quarter of 2023. Interest income and interest expense increased in the quarter by $2.5 million and $3.3 million, respectively. The increase in interest income was primarily driven by higher interest rates and loan growth. Accretion income increased by $0.1 million in the quarter to $0.5 million. Interest expense increased primarily from higher rates and balances on deposits, partially offset by less borrowings.

In comparison to the second quarter of 2022, net interest income decreased $4.5 million, or 9.5%.   Interest income increased by $14.8 million and was more than offset by an increase in interest expense of $19.3 million.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 2.84% for the second quarter of 2023, which was 10 basis points lower compared to the prior quarter. Earning asset yields increased by 11 basis points and the average cost of funds increased 21 basis points with more aggressive pricing on deposits early in the quarter.

In comparison to the second quarter of last year, the net interest margin decreased 36 basis points, with an average earnings asset increase of 93 basis points versus the average cost of funds increased 129 basis points.

Loan Portfolio

Total loans ended the quarter at $4.81 billion, representing an increase of $52.8 million, or 1.1% compared to the prior quarter. Growth was well diversified both geographically and by sector and came primarily within commercial real estate and commercial and industrial loans. The average yield on new loans and operating line usage was 7.8% in the quarter. The loan pipeline outlook remains muted due to the macro headwinds in the economy.

Asset Quality

The Company’s strong credit culture continues to be reflected in its asset quality metrics for June 30, 2023. The allowance for credit losses (‘ACL’) increased by $0.5 million to $58.7 million with an ending ACL to total loans ratio of 1.22%. Provision expense was recorded in the amount of $0.5 million and the Company had net recoveries in the period. Also, at the end of the second quarter, the ratio of non-performing loans to total loans was 0.39%, and the ACL to non-performing loans was 315%.   The ratio of nonperforming assets to total assets was 0.34% at quarter end. Nonperforming loans increased by $3.5 million in the period to $18.6 million. Special mention loans declined $6.3 million in the quarter to $40.7 million. Substandard loans declined $1.7 million in the period to $28.3 million.

Deposits

Total deposits ended the quarter at $5.22 billion, which represented an increase of $188.8 million, or 3.8% from the prior quarter. The increase was primarily in interest bearing demand and time deposits. The Company was aggressive with pricing throughout the first half of the quarter to increase deposits. The success of that effort allowed the Company to use the funds primarily to pay down a net $145.0 million in Federal Home Loan Bank borrowings and to fund loan growth.   The Company’s average rate on cost of funds increased to 1.59% compared to 1.38% in the prior quarter, which reflected the lowest increase since the second quarter of 2022.

Noninterest Income/PGIB Acquisition

On June 16, 2023, our subsidiary First Mid Insurance Group closed on the acquisition of PGIB Insurance based in Macomb, Illinois. PGIB has nearly a 100-year history serving northern and western Illinois with a diversified product offering including commercial property & casualty, personal property & casualty, and group medical plans and individual health insurance. Annual revenues are approximately $2.5 million, which is expected to grow with the opportunities from bank referrals and access to expanded markets.

Noninterest income represented 31.5% of our total net revenues in the quarter and 32.9% year-to-date.

Noninterest income for the second quarter of 2023 was $19.5 million compared to $22.5 million in the first quarter of 2023.   The decrease compared to the prior quarter was primarily due to the seasonality of the insurance business, which was down by $2.7 million, and the previously disclosed bank owned life insurance claim of $0.7 million that occurred in the first quarter of 2023.

In comparison to the second quarter of 2022, noninterest income increased $0.9 million, or 5.0%. All categories increased, except for wealth management and net securities gains.

Noninterest Expenses

Noninterest expense for the second quarter of 2023 totaled $40.0 million compared to $41.6 million in the prior quarter. The decrease was primarily driven by the cost savings initiatives the Company implemented at the end of the first quarter and the variable cost tied to the seasonality of wealth management and insurance revenues. This was partially offset by an increase to the FDIC insurance expense accrual. The current quarter included $0.7 million in nonrecurring acquisition related expenses.

In comparison to the second quarter of 2022, noninterest expenses decreased $1.5 million. The decrease was primarily driven by lower salaries and benefits costs tied to the cost savings initiatives at the end of the first quarter.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the second quarter 2023 was 60.4% compared to 59.0% in the prior quarter and 58.5% for the same period last year.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. During the second quarter, significant loan growth increased risk-weighted assets resulting in a modest decrease in certain of the ratios. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.67%
Tier 1 capital to risk-weighted assets	12.82%
Common equity tier 1 capital to risk-weighted assets	12.45%
Leverage ratio	10.00%

The Company’s Board of Directors approved its next quarterly dividend of $0.23 payable on September 1, 2023 for shareholders of record on August 14, 2023.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 157 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Blackhawk, such as discussions of First Mid’s and Blackhawk’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Blackhawk, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Blackhawk will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Blackhawk with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Blackhawk; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Blackhawk’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Blackhawk; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s or Blackhawk’s businesses, the ability to complete the proposed transactions or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information
First Mid filed a registration statement on Form S-4 with the SEC on May 30, 2023, which, as amended, was declared effective on June 23, 2023, in connection with the proposed transaction. The registration statement includes a proxy statement of Blackhawk that also constitutes a prospectus of First Mid. The definitive proxy statement/prospectus was first mailed to the shareholders of Blackhawk on or about July 5, 2023, seeking their approval of the proposed transaction. Investors in Blackhawk are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors. The proxy statement/prospectus and other documents which were filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to First Mid Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Investor Relations; or to Blackhawk upon written request to Blackhawk Bancorp, Inc., 400 Broad St., Beloit, WI 53511-6223, Attention: Todd J. James, President & CEO.

Participants in the Solicitation
First Mid and Blackhawk, and certain of their respective directors, executive officers and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 15, 2023. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

	FIRST MID BANCSHARES, INC.
	Condensed Consolidated Balance Sheets
	(In thousands, unaudited)

	As of
	June 30,	December 31,	June 30,
	2023	2022	2022

Assets
Cash and cash equivalents	$174,253	$152,433	$137,544
Investment securities	1,169,428	1,223,720	1,354,943
Loans (including loans held for sale)	4,813,416	4,826,212	4,648,663
Less allowance for credit losses	(58,719)	(59,093)	(59,075)
Net loans	4,754,697	4,767,119	4,589,588
Premises and equipment, net	89,924	90,473	90,766
Goodwill and intangibles, net	178,615	169,897	172,871
Bank owned life insurance	152,538	151,756	149,917
Other assets	184,414	188,817	165,293
Total assets	$6,703,869	$6,744,215	$6,660,922

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,171,047	$1,256,514	$1,369,756
Interest bearing	4,048,538	4,000,487	3,949,222
Total deposits	5,219,585	5,257,001	5,318,978
Repurchase agreement with customers	209,170	221,414	174,934
Other borrowings	449,979	465,071	386,286
Junior subordinated debentures	19,448	19,364	19,279
Subordinated debt	94,632	94,553	94,476
Other liabilities	50,368	53,657	40,701
Total liabilities	6,043,182	6,111,060	6,034,654

Total stockholders' equity	660,687	633,155	626,268
Total liabilities and stockholders' equity	$6,703,869	$6,744,215	$6,660,922

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$58,368	$43,555	$114,604	$83,463
Interest on investment securities	7,193	7,623	14,320	14,793
Interest on federal funds sold & other deposits	569	105	877	172
Total interest income	66,130	51,283	129,801	98,428
Interest expense:
Interest on deposits	16,580	2,523	29,347	4,671
Interest on securities sold under agreements to repurchase	1,723	137	3,186	204
Interest on other borrowings	4,084	645	8,967	921
Interest on jr. subordinated debentures	390	166	769	312
Interest on subordinated debt	986	986	1,974	1,972
Total interest expense	23,763	4,457	44,243	8,080
Net interest income	42,367	46,826	85,558	90,348
Provision for credit losses	458	907	(359)	3,859
Net interest income after provision for loan	41,909	45,919	85,917	86,489
Non-interest income:
Wealth management revenues	5,341	5,473	10,855	11,448
Insurance commissions	5,737	5,641	14,217	12,745
Service charges	2,386	2,236	4,589	4,292
Net securities gains/(losses)	(6)	2	(52)	2
Mortgage banking revenues	332	289	482	770
ATM/debit card revenue	3,265	3,214	6,348	6,112
Other	2,431	1,704	5,526	4,315
Total non-interest income	19,486	18,559	41,965	39,684
Non-interest expense:
Salaries and employee benefits	23,544	25,768	49,615	50,107
Net occupancy and equipment expense	6,035	6,073	12,040	12,228
Net other real estate owned (income) expense	27	218	160	185
FDIC insurance	1,076	436	1,539	862
Amortization of intangible assets	1,477	1,633	2,999	3,155
Stationary and supplies	315	325	607	636
Legal and professional expense	1,780	1,885	3,470	3,619
ATM/debit card expense	1,016	670	2,239	1,748
Marketing and donations	908	706	1,562	1,579
Other	3,864	3,801	7,388	7,821
Total non-interest expense	40,042	41,515	81,619	81,940
Income before income taxes	21,353	22,963	46,263	44,233
Income taxes	4,786	5,205	10,516	9,859
Net income	$16,567	$17,758	$35,747	$34,374

Per Share Information
Basic earnings per common share	$0.81	$0.87	$1.74	$1.73
Diluted earnings per common share	0.80	0.86	1.74	1.72

Weighted average shares outstanding	20,528,717	20,448,799	20,510,585	19,875,516
Diluted weighted average shares outstanding	20,628,239	20,529,523	20,596,283	19,947,227

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Interest income:
Interest and fees on loans	$58,368	$56,236	$53,128	$49,278	$43,555
Interest on investment securities	7,193	7,127	7,285	7,302	7,623
Interest on federal funds sold & other deposits	569	308	296	174	105
Total interest income	66,130	63,671	60,709	56,754	51,283
Interest expense:
Interest on deposits	16,580	12,767	9,227	4,915	2,523
Interest on securities sold under agreements to repurchase	1,723	1,463	1,163	428	137
Interest on other borrowings	4,084	4,883	3,345	1,927	645
Interest on jr. subordinated debentures	390	379	315	241	166
Interest on subordinated debt	986	988	987	986	986
Total interest expense	23,763	20,480	15,037	8,497	4,457
Net interest income	42,367	43,191	45,672	48,257	46,826
Provision for credit losses	458	(817)	805	142	907
Net interest income after provision for loan	41,909	44,008	44,867	48,115	45,919
Non-interest income:
Wealth management revenues	5,341	5,514	6,201	4,843	5,473
Insurance commissions	5,737	8,480	4,719	4,158	5,641
Service charges	2,386	2,203	2,375	2,445	2,236
Securities gains, net	(6)	(46)	(48)	79	2
Mortgage banking revenues	332	150	65	355	289
ATM/debit card revenue	3,265	3,083	3,209	3,101	3,214
Other	2,431	3,095	1,686	1,810	1,704
Total non-interest income	19,486	22,479	18,207	16,791	18,559
Non-interest expense:
Salaries and employee benefits	23,544	26,071	23,610	24,877	25,768
Net occupancy and equipment expense	6,035	6,005	6,126	5,903	6,073
Net other real estate owned (income) expense	27	133	87	58	218
FDIC insurance	1,076	463	464	479	436
Amortization of intangible assets	1,477	1,522	1,537	1,598	1,633
Stationary and supplies	315	292	298	361	325
Legal and professional expense	1,780	1,690	1,607	1,770	1,885
ATM/debit card expense	1,016	1,223	1,309	1,243	670
Marketing and donations	908	654	681	739	706
Other	3,864	3,524	3,653	4,521	3,801
Total non-interest expense	40,042	41,577	39,372	41,549	41,515
Income before income taxes	21,353	24,910	23,702	23,357	22,963
Income taxes	4,786	5,730	3,063	5,418	5,205
Net income	$16,567	$19,180	$20,639	$17,939	$17,758

Per Share Information
Basic earnings per common share	$0.81	$0.94	$1.01	$0.88	$0.87
Diluted earnings per common share	0.80	0.93	1.01	0.88	0.86

Weighted average shares outstanding	20,528,717	20,492,254	20,461,046	20,454,669	20,448,799
Diluted weighted average shares outstanding	20,628,239	20,563,972	20,535,220	20,535,215	20,529,523

	FIRST MID BANCSHARES, INC.
	Consolidated Financial Highlights and Ratios
	(Dollars in thousands, except per share data)
	(Unaudited)
	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Loan Portfolio
Construction and land development	$151,574	$159,157	$144,264	$142,801	$141,072
Farm real estate loans	392,220	401,957	410,327	360,424	350,159
1-4 Family residential properties	418,932	424,545	440,180	436,625	424,230
Multifamily residential properties	303,482	301,808	294,346	298,321	330,600
Commercial real estate	2,056,529	2,003,647	2,030,011	1,996,338	1,976,654
Loans secured by real estate	3,322,737	3,291,114	3,319,128	3,234,509	3,222,715
Agricultural operating loans	148,318	146,847	166,838	160,511	142,406
Commercial and industrial loans	1,094,522	1,078,021	1,082,960	1,064,033	1,036,987
Consumer loans	80,241	88,430	97,775	100,783	94,828
All other loans	167,598	156,219	159,511	160,454	151,727
Total loans	4,813,416	4,760,631	4,826,212	4,720,290	4,648,663

Deposit Portfolio
Non-interest bearing demand deposits	$1,171,047	$1,262,181	$1,256,514	$1,334,686	$1,369,756
Interest bearing demand deposits	1,477,765	1,419,791	1,389,283	1,364,306	1,453,932
Savings deposits	602,523	639,691	636,699	657,592	683,944
Money Market	923,259	878,452	1,267,726	1,443,060	1,158,724
Time deposits	1,044,991	830,663	706,779	683,554	652,622
Total deposits	5,219,585	5,030,778	5,257,001	5,483,198	5,318,978

Asset Quality
Non-performing loans	$18,637	$15,163	$19,170	$20,812	$19,981
Non-performing assets	22,615	19,225	23,539	25,143	24,190
Net charge-offs (recoveries)	(38)	53	489	440	307
Allowance for credit losses to non-performing loans	315.07%	383.98%	308.26%	282.42%	295.66%
Allowance for credit losses to total loans outstanding	1.22%	1.22%	1.22%	1.25%	1.27%
Nonperforming loans to total loans	0.39%	0.32%	0.40%	0.44%	0.43%
Nonperforming assets to total assets	0.34%	0.29%	0.35%	0.38%	0.36%
Special Mention loans	40,687	47,022	39,853	25,298	35,849
Substandard and Doubtful loans	28,255	29,931	34,352	37,378	38,155

Common Share Data
Common shares outstanding	20,528,192	20,519,717	20,452,376	20,454,636	20,448,799
Book value per common share	$32.18	$32.26	$30.96	$29.37	$30.63
Tangible book value per common share (1)	23.48	24.05	22.65	21.01	22.17
Market price of stock	24.14	27.22	32.08	31.97	35.67

Key Performance Ratios and Metrics
End of period earning assets	$6,023,553	$5,995,674	$6,063,953	$5,975,619	$6,024,815
Average earning assets	6,049,626	6,052,264	6,000,106	6,063,061	5,975,821
Average rate on average earning assets (tax equivalent)	4.43%	4.32%	4.07%	3.77%	3.50%
Average rate on cost of funds	1.59%	1.38%	1.00%	0.56%	0.30%
Net interest margin (tax equivalent) (1)	2.84%	2.94%	3.07%	3.21%	3.20%
Return on average assets	0.99%	1.15%	1.24%	1.07%	1.08%
Return on average common equity	10.07%	12.11%	13.51%	11.18%	11.02%
Efficiency ratio (tax equivalent) (1)	60.37%	59.01%	58.07%	59.64%	58.45%
Full-time equivalent employees	995	988	1,043	1,051	1,025

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended June 30, 2023
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$35,093	$456	5.21%
Federal funds sold	8,025	98	4.90%
Certificates of deposits investments	1,715	14	3.27%
Investment Securities:
Taxable (total less municipals)	950,755	5,270	2.22%
Tax-exempt (Municipals)	276,719	2,434	3.52%
Loans (net of unearned income)	4,777,319	58,602	4.92%

Total interest earning assets	6,049,626	66,874	4.43%

NONEARNING ASSETS
Cash and due from banks	135,574
Premises and equipment	89,974
Other nonearning assets	464,899
Allowance for loan losses	(58,617)

Total assets	$6,681,456

INTEREST BEARING LIABILITIES
Demand deposits	$2,318,119	$9,467	1.64%
Savings deposits	619,426	168	0.11%
Time deposits	983,323	6,945	2.83%
Total interest bearing deposits	3,920,868	16,580	1.70%
Repurchase agreements	226,734	1,723	3.05%
FHLB advances	486,920	4,084	3.36%
Federal funds purchased	-	-	0.00%
Subordinated debt	94,606	988	4.19%
Jr. subordinated debentures	19,427	390	8.05%
Other debt	-	-	0.00%
Total borrowings	827,687	7,185	3.48%
Total interest bearing liabilities	4,748,555	23,765	2.01%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,228,395	Average cost of funds	1.59%
Other liabilities	46,163
Stockholders' equity	658,343

Total liabilities & stockholders' equity	$6,681,456

Net Interest Earnings / Spread		$43,109	2.42%

Impact of Non-Interest Bearing Funds			0.42%

Tax effected yield on interest earning assets			2.84%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Net interest income as reported	$42,367	$43,191	$45,672	$48,257	$46,826
Net interest income, (tax equivalent)	43,109	43,947	46,464	49,060	47,625
Average earning assets	6,049,626	6,052,264	6,000,106	6,063,061	5,975,821
Net interest margin (tax equivalent)	2.84%	2.94%	3.07%	3.21%	3.20%

Common stockholder's equity	$660,687	$661,865	$633,155	$600,715	$626,268
Goodwill and intangibles, net	178,615	168,373	169,897	170,897	172,871
Common shares outstanding	20,528	20,520	20,452	20,455	20,449
Tangible Book Value per common share	$23.48	$24.05	$22.65	$21.01	$22.17

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Adjusted earnings Reconciliation
Net Income - GAAP	$16,567	$19,180	$20,639	$17,939	$17,758
Adjustments (post-tax):(1)
Acquisition ACL on non-PCD assets in provision expense	-	-	-	-	-
Nonrecurring severance expense	-	416	-	-	-
Integration and acquisition expenses	589	135	131	524	777
Total non-recurring adjustments (non-GAAP)	$589	$551	$131	$524	$777

Adjusted earnings - non-GAAP	$17,156	$19,731	$20,770	$18,463	$18,535
Adjusted diluted earnings per share (non-GAAP)	$0.83	$0.96	$1.01	$0.90	$0.90

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$40,042	$41,577	$39,372	$41,549	$41,515
Other real estate owned property income (expense)	(27)	(133)	(87)	(58)	(218)
Amortization of intangibles	(1,477)	(1,522)	(1,537)	(1,598)	(1,633)
Nonrecurring severance expense	-	(527)	-	-	-
integration and acquisition expenses	(745)	(171)	(166)	(663)	(983)
Adjusted noninterest expense (non-GAAP)	$37,793	$39,224	$37,582	$39,230	$38,681

Net interest income -GAAP	$42,367	$43,192	$45,672	$48,257	$46,826
Effect of tax-exempt income(1)	742	755	792	803	799
Adjusted net interest income (non-GAAP)	$43,109	$43,947	$46,464	$49,060	$47,625

Noninterest income - GAAP	$19,486	$22,479	$18,207	$16,791	$18,559
Net (gain)/loss on securities sales	6	46	48	(79)	(2)
Adjusted noninterest income (non-GAAP)	$19,492	$22,525	$18,255	$16,712	$18,557

Adjusted total revenue (non-GAAP)	$62,601	$66,472	$64,719	$65,772	$66,182

Efficiency ratio (non-GAAP)	60.37%	59.01%	58.07%	59.64%	58.45%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.